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                                  EXHIBIT 10.5L

                         WALLACE COMPUTER SERVICES, INC.
              1995 DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN
                                 AMENDMENT NO. 1


WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintains a non-qualified deferred compensation arrangement for the benefit of certain of its employees designated the "Wallace Computer Services, Inc. 1995 Deferred Compensation/Capital Accumulation Plan" (the "Plan"); and

WHEREAS, the Company desires to amend the Plan in certain respects;

WHEREAS, Section 21 of the Plan generally permits the Company to amend the Plan, subject to a limitation set forth in paragraph F of Section 10 of the Plan which prohibits the amendment of Section 10 of the Plan (which contains certain provisions which apply upon the occurrence of a "Material Change," as defined in the Plan) on or after the occurrence of a Material Change; and

WHEREAS, a Material Change has not occurred as of the date of the adoption of this amendment;

NOW, THEREFORE, pursuant to the power of amendment contained in Section 21 of the Plan, clause (2) of paragraph A of Section 10 of the Plan is hereby amended to read as follows:

     (2) individuals who, as of September 6, 1995, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual who becomes a member of the Board of Directors of the Company subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and PROVIDED FURTHER, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company, shall be deemed to be a member of the Incumbent Board; or

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 6th day of September, 1995.

                              WALLACE COMPUTER SERVICES, INC.



                              By:   /s/ Robert J. Cronin
                                   ---------------------
                                         President


ATTEST:


 /s/ Michael T. Laudizio
-------------------------
        Secretary